Exhibit 10.1

Execution Copy

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this "Amendment"), dated as of January 16, 2018, is entered into among CCT New York Funding, LLC (f/k/a CCT SE I LLC), a Delaware limited liability company, as borrower (the "Company"); Corporate Capital Trust, Inc., as portfolio manager (the "Portfolio Manager"); State Street Bank and Trust Company ("State Street"), in its capacities as collateral agent (in such capacity, the "Collateral Agent"), collateral administrator (in such capacity, the "Collateral Administrator") and securities intermediary (in such capacity, the "Securities Intermediary"); and JPMorgan Chase Bank, National Association, in its capacity as a lender (in such capacity, the "Lender") and as administrative agent (in such capacity, the "Administrative Agent"). Reference is hereby made to the Loan and Security Agreement, dated as of November 29, 2016 (as amended by the Amendment to Loan and Security Agreement dated as of September 1, 2017 and as further amended or modified from time to time, the "Loan and Security Agreement"), among parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1.    AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

(a)    The section "Certain Defined Terms" of the Loan and Security Agreement is hereby amended by inserting the following definitions:

"Permitted BDC" means each of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, Corporate Capital Trust, Inc. and Corporate Capital Trust II, Inc.
"Permitted Successor Advisor" means any joint venture entity between (i) KKR Credit or its Affiliate and (ii) Franklin Square Holdings, L.P. or its Affiliate, pursuant to which joint venture (a) KKR Credit or its Affiliate owns at least 50% of the equity interests of all classes (including voting equity interests) and (b) at least 50% of the investment committee with the sole authority to make investment-related decisions for the Parent are employees of KKR Credit or its Affiliate (and, for the avoidance of doubt, no such investment-related decision may be made without the consent of such employees or KKR Credit or its Affiliate).
(b)    The defined terms "Non-Call Period", "Parent", "Portfolio Manager" and "Reinvestment Period" in the section "Certain Defined Terms" of the Loan and Security Agreement are hereby deleted in their entirety and replaced with the following:

"Non-Call Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, July 16, 2019.

"Parent" means Corporate Capital Trust, Inc., or any successor entity formed by or surviving any merger, consolidation or amalgamation of Corporate Capital Trust, Inc. with or into a Permitted BDC so long as such successor entity expressly assumes the rights and obligations of Corporate Capital Trust, Inc. concurrently with the consummation of such merger, consolidation or amalgamation.

"Portfolio Manager" has the meaning set forth in the introductory section of this Agreement; provided that, if Corporate Capital Trust, Inc., enters into any merger, consolidation or amalgamation with or into a Permitted BDC, the Permitted BDC or any other successor entity formed by or surviving such merger, consolidation or amalgamation shall be the Portfolio Manager so long as such successor entity expressly assumes the rights and obligations of Corporate Capital Trust, Inc. concurrently with the consummation of such merger, consolidation or amalgamation.
2    "Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) January 16, 2020, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.
(c)    Section 4.03(c)(ii) of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

"(ii)    Each prepayment or commitment reduction (A) pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made after the Non-Call Period and on or prior to the six month anniversary of the end of the Non-Call Period, whether in part or in full, shall be accompanied by a premium equal to 1.25% of the principal amount of such prepayment or commitment reduction and (B) pursuant to Section 4.03(c)(i)(B) that is made during the Reinvestment Period, whether in full or in part, shall be accompanied by a premium equal to 1.25% of the principal amount of such prepayment or commitment reduction and, in each case at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, any costs incurred by it in respect of the breakage of its funding at the LIBO Rate for the related Calculation Period; provided that no such premium payable pursuant to clause (A) above shall be payable with respect to any prepayment (or portion thereof) that does not exceed the Revolving Amount."
(d)    Section 4.03(d) of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

"The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.70% per annum on the average daily unused amount of the Financing Commitment of such Lender during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period; provided, that if the Financing Commitment of any Lender is reduced as a result of a Bail-In Action, such Lender's commitment fee shall be calculated based on its Financing Commitment so reduced. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, on each Additional Payment Date and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day)"

(e)    Article VII of the Loan and Security Agreement is hereby amended by deleting clause (q) thereof in its entirety and replacing it with the following:

"(q)    The investment advisor to the Parent ceases to be any of KKR Credit, its Affiliate or a Permitted Successor Advisor, without the prior written consent of the Administrative Agent."

(f)    Paragraph 2 in the Transaction Schedule is amended by deleting the text "November 29, 2020" and replacing it with "January 16, 2021."

(g)    Paragraph 3 in the Transaction Schedule is amended by deleting the text "3.00%" in both instances and replacing it with "2.50%".

(h)    Clause (1) of Schedule 4 is amended by deleting the text "5.0%" and replacing it with "4.0%".

SECTION 2.    MISCELLANEOUS.

(a)    The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.

(b)    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c)    This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
(d)    This Amendment shall be effective as of the date of this Amendment first written above.

(e)    The Collateral Agent, Collateral Administrator and Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, Collateral Administrator and Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, Collateral Administrator and Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, Collateral Administrator and Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, Collateral Administrator and Securities Intermediary to execute this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.
CCT NEW YORK FUNDING, LLC, as Company
By: /s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory
CORPORATE CAPITAL TRUST, INC., as Portfolio Manager
By: /s/ Philip S. Davidson
Name: Philip S. Davidson
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent
By: /s/ Louis Cerrotta
Name: Louis Cerrotta
Title: Executive Director
The Lenders
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender
By: /s/ Louis Cerrotta
Name: Louis Cerrotta
Title: Executive Director

STATE STREET BANK AND TRUST COMPANY, as Collateral Agent
By: /s/ D. Scott Berry
Name: Scott Berry
Title: Vice President
STATE STREET BANK AND TRUST COMPANY, as Intermediary
By: /s/ D. Scott Berry
Name: Scott Berry
Title: Vice President
STATE STREET BANK AND TRUST COMPANY, as Collateral Administrator
By: /s/ D. Scott Berry
Name: Scott Berry
Title: Vice President

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